Exhibit 4.1

ING GROEP N.V.,

Issuer

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 9, 2019

To the Senior Debt Securities Indenture, dated as of March 29, 2017,

Between ING Groep N.V.

and

The Bank of New York Mellon, London Branch, Trustee

$1,000,000,000 3.550% Fixed Rate Senior Notes due 2024

$1,000,000,000 4.050% Fixed Rate Senior Notes due 2029

ING GROEP N.V.

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and Indenture, dated as of March 29, 2017, as supplemented by this Third Supplemental Indenture, dated as of April 9, 2019.

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.08 6.10
§311	(a)	6.13
	(b)	6.13
§312	(a)	7.01 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06,7.03(a)
	(d)	7.03(b)
§314	(a)	7.04, 10.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01, 6.03
	(b)	6.02
	(c)	5.04, 6.01
	(d)(1)	6.01, 6.03
	(d)(2)	6.01, 6.03
	(d)(3)	6.01, 6.03
	(e)	5.14
§316	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.08
§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Third Supplemental Indenture or the Base Indenture. Section references are to the Base Indenture.

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Definitions	1
Section 1.02	Effect of Headings	2
Section 1.03	Separability Clause	2
Section 1.04	Benefits of Instrument	2
Section 1.05	Relation to Base Indenture	2
Section 1.06	Construction and Interpretation	2

ARTICLE II

FORM AND TERMS OF THE SECURITIES; INTEREST AND PAYMENTS

Section 2.01	Establishment of Securities; Form and Certain Terms of Securities	3
Section 2.02	Interest	4

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01	Effectiveness	4
Section 3.02	Original Issue	4
Section 3.03	Ratification and Integral Part	4
Section 3.04	Priority	4
Section 3.05	Successors and Assigns	4
Section 3.06	Counterparts	5
Section 3.07	Governing Law	5
ARTICLE IV

DUTCH BAIL-IN POWER

Section 4.01	Agreement with Respect to Exercise of Dutch Bail-In Power	5

EXHIBIT A-1 –	Form of 2024 Note
EXHIBIT A-2 –	Form of 2029 Notes

- ii -

THIRD SUPPLEMENTAL INDENTURE, dated as of April 9, 2019 (this “Third Supplemental Indenture”) between ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”), having its corporate seat in Amsterdam, The Netherlands, and its principal office at Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 100 BV Amsterdam, The Netherlands, and THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, to the SENIOR DEBT SECURITIES INDENTURE, dated as of March 29, 2017, between the Company and the Trustee, as amended from time to time (the “Base Indenture” and, together with this Third Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Trustee are parties to the Base Indenture, which provides for the issuance by the Company from time to time of Senior Debt Securities in one or more series.

Section 9.01(f) of the Base Indenture permits supplements thereto without the consent of Holders of Senior Debt Securities to establish the form or terms of Senior Debt Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture.

As contemplated by Section 3.01 of the Base Indenture, the Company intends to issue two new series of Senior Debt Securities to be known as the Company’s “$1,000,000,000 3.550% Fixed Rate Senior Notes due 2024” (the “2024 Notes”) and the Company’s “$1,000,000,000 4.050% Fixed Rate Senior Notes due 2029” (the “2029 Notes” and, together with the 2024 Notes, the “Securities”) under the Indenture.

The Company has taken all necessary corporate action to authorize the execution and delivery of this Third Supplemental Indenture.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01    Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Third Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture. The following terms used in this Third Supplemental Indenture have the following respective meanings with respect to the Securities only:

“Base Indenture” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States.

“Company” has the meaning set forth in the first paragraph of this Third Supplemental Indenture, and includes any successor entity.

“Dutch Bail-In Power” has the meaning set forth in Section 4.01(h).

“Indenture” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 2.02(a).

“Issue Date” has the meaning set forth in Section 2.01.

“Maturity Date” has the meaning set forth in Section 2.01.

“Regular Record Date” means the Business Day immediately preceding each Interest Payment Date (or, if the Securities are issued in the form of definitive Securities, the fifteenth (15th) Business Day preceding each Interest Payment Date).

“Securities” has the meaning set forth in the Recitals.

“Trustee” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

Section 1.02    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.03    Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.04    Benefits of Instrument. Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.05    Relation to Base Indenture. This Third Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Third Supplemental Indenture, all provisions of this Third Supplemental Indenture are expressly and solely for the benefit of the Holders and Beneficial Owners of the Securities and any such provisions shall not be deemed to apply to any other Senior Debt Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Securities.

Section 1.06    Construction and Interpretation. Unless the context otherwise requires:

(i)

the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Third Supplemental Indenture, refer to this Third Supplemental Indenture as a whole and not to any particular provision of this Third Supplemental Indenture;

(ii)	the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(iii)	references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Third Supplemental Indenture;

(iv)	wherever the words “include”, “includes” or “including” are used in this Third Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(v)	references to a Person are also to its successors and permitted assigns;

(vi)	the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(vii)

references to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

ARTICLE II

FORM AND TERMS OF THE SECURITIES; INTEREST AND PAYMENTS

Section 2.01    Establishment of Securities; Form and Certain Terms of Securities.

There are hereby established two new series of Senior Debt Securities under the Base Indenture entitled the “$1,000,000,000 3.550% Fixed Rate Senior Notes due 2024” and the “$1,000,000,000 4.050% Fixed Rate Senior Notes due 2029”. The 2024 Notes and 2029 Notes shall be executed and delivered in substantially the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively. The Securities shall be initially issued in the form of one or more Global Securities. The Company hereby designates DTC as the Depositary for the Securities.

The Company shall issue the 2024 Notes in an aggregate principal amount of $1,000,000,000 and the 2029 Notes in an aggregate principal amount of $1,000,000,000 on April 9, 2019 (the “Issue Date”). The Company may issue additional Securities from time to time after the Issue Date in the manner and to the extent permitted by Section 3.01 of the Base Indenture.

Principal shall be payable on April 9, 2024 in respect of the 2024 Notes and April 9, 2029 in respect of the 2029 Notes (each such date a “Maturity Date”). The Securities shall not have a sinking fund and are not redeemable at the option of the Holders.

Interest shall be payable on the Securities as provided in Sections 2.02 and 2.03 and Additional Amounts shall be payable in respect of the Securities in accordance with Section 10.04 of the Base Indenture.

The Company hereby appoints the Trustee, acting through its office at One Canada Square, London E14 5AL, to act as Paying Agent for the Securities.

The Securities shall be subject to the Dutch Bail-In Power as provided in Section 12.01 of the Base Indenture.

The Securities constitute the unsecured and unsubordinated obligations of the Company ranking pari passu without any preference among themselves and equally with all of the Company’s other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law.

The events of default and remedies with respect to the Securities shall be limited as provided in Article 5 of the Base Indenture.

The Securities shall be issued in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Section 2.02    Interest.

(a)    The interest rate on the 2024 Notes shall be 3.550% per annum. The interest rate on the 2029 Notes shall be 4.050% per annum. Interest on the principal amount of the Securities shall be payable semiannually in arrear on April 9 and October 9 of each year (each, an “Interest Payment Date”), commencing on October 9, 2019, and shall be computed on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each. If any scheduled Interest Payment Date is not a Business Day, interest shall be payable on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after the scheduled Interest Payment Date. If the Maturity Date or date of redemption or repayment is not a Business Day, interest and principal and/or any amount payable upon redemption of the Securities shall be payable on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after such Maturity Date or date of redemption or repayment. The first date on which interest may be paid in respect of the Securities will be October 9, 2019 for the period commencing on (and including) April 9, 2019, and ending on (but excluding) October 9, 2019.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01    Effectiveness. This Third Supplemental Indenture shall become effective upon its execution and delivery.

Section 3.02    Original Issue. The Securities may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon delivery of a Company Order, authenticate and deliver such Securities as in such Company Order provided.

Section 3.03    Ratification and Integral Part. The Base Indenture as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Third Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 3.04    Priority. This Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 3.05    Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented by this Third Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.06    Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.07    Governing Law. This Third Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions in the Securities, which are governed by, and construed in accordance with, Dutch law.

ARTICLE IV

DUTCH BAIL-IN POWER

Section 4.01    Agreement with Respect to Exercise of Dutch Bail-In Power.

(a)    Notwithstanding any other agreements, arrangements or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring any Securities, each Holder and Beneficial Owner of Securities or any interest therein acknowledges, accepts, agrees to be bound by and consents to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority that may result in the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case to give effect to the exercise by the Relevant Resolution Authority of such Dutch Bail-In Power (whether at the point of non-viability or as taken together with a resolution action). Each Holder and Beneficial Owner of Securities or any interest therein further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. In addition, by acquiring any Securities, each Holder and Beneficial Owner of Securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the Relevant Resolution Authority of any power to suspend any payment in respect of the Securities for a temporary period.

(b)    By its acquisition of the Securities, each Holder and Beneficial Owner:

(i)    acknowledges and agrees that no exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities;

(iii)    acknowledges and agrees that, upon the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.15 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.15 of the Base Indenture prior to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-In Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Base Indenture; and

(iv)    (i) consents to the exercise of any Dutch Bail-In Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(c)    No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of The Netherlands and the European Union applicable to the Company.

(d)    Upon the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Company shall provide a written notice of such event to DTC (if the Securities are then held by DTC in the form of Global Securities) for the purposes of notifying Holders of Securities of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, the Securities, with a copy to the Trustee for information purposes, as soon as practicable regarding such exercise of the Dutch Bail-In Power. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-In Power.

(e)    The Company’s obligations to indemnify and reimburse the Trustee in accordance with Section 6.07 of the Base Indenture hereof shall survive any exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, but shall be subject to Section 12.02 of the Base Indenture.

(f)    The exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities shall not constitute an Event of Default or a Default.

(g)    Each Holder and Beneficial Owner that acquires its Securities or any interest therein other than upon the initial issuance of the Securities shall be deemed to acknowledge and agree to be bound by and consent to the same provisions set forth in this Third Supplemental Indenture and any amendment thereof to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the provisions contained in Article 5 of the Base Indenture and this Section 4.01.

(h)    For these purposes, a “Dutch Bail-In Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRM Regulation) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated. References to Dutch Bail-In Power in the Base Indenture shall be deemed to refer to the definition set forth in this Section 4.01(h).

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year above written.

ING GROEP N.V.

By:	/s/ K.I.D. Tuinstra
Name:	K.I.D. Tuinstra

By:	/s/ P.G. van der Linde
Name:	P.G. van der Linde

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE

By:	/s/ Marco Thuo
Name:	Marco Thuo
Title:	Vice President

Signature Page to the Third Supplemental Indenture

Exhibit A-1

Form of Security

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY PURCHASING THIS SECURITY, IN THE ABSENCE OF A CHANGE IN LAW OR AN ADMINISTRATIVE OR JUDICIAL RULING TO THE CONTRARY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED ON THE FACE OF THIS SECURITY.]

ING GROEP N.V.

3.550% Fixed Rate Senior Notes due 2024

No. [ ]	$

CUSIP NO. 456837 AP8
ISIN NO. US456837AP87

ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of $                 (                 Dollars), on April 9, 2024, and to pay interest thereon from April 9, 2019 or the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrear on April 9 and October 9 in each year (each, an “Interest Payment Date”), commencing on October 9, 2019 at the rate of 3.550% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each.

The interest so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (whether or not a Business Day).

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any payment of principal of or interest on this Security is scheduled to be made on a day that is not a Business Day, payment may be made on the following day without adjustment.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referred to herein and in Section 5.06(c) of the Base Indenture, which are governed by, and construed in accordance with, Dutch law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE NETHERLANDS.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-1-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:	ING GROEP N.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date:	THE BANK OF NEW YORK MELLON, LONDON BRANCH
As Trustee

By:
Authorized Signatory

A-1-3

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of March 29, 2017 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented by the Third Supplemental Indenture, dated as of April 9, 2019 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $1,000,000,000, which amount may be increased at the option of the Company without the consent of the Holders of the Securities of this Series. References herein to “this series” mean the series designated on the face hereof.

This Security may be redeemed in certain circumstances at the option of the Company as set forth in the Indenture.

Subject to applicable law, neither any Holder nor Beneficial Owner of this Security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of or arising under, or in connection with, this Security or the Indenture and each Holder and Beneficial Owner of this Security, by virtue of its holding of this Security shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the foregoing, any amounts due and payable to any Holder or Beneficial Owner of this Security by the Company in respect of, or arising under, this Security or the Indenture are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of this Security, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

A-1-4

As provided in and subject to the provisions of the Indenture, if an Event of Default (as defined below) occurs, the outstanding principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Holder of this Security; provided that the Holder’s right to receive payment upon acceleration of the outstanding principal amount of this Security shall be subject to the Company’s obtaining the permission of the Relevant Resolution Authority and/or Competent Authority, as appropriate, as set forth in Section 11.09 of the Base Indenture, provided that at the relevant time and in the relevant circumstances such permission is required. For the avoidance of doubt, no failure by the Company to pay any interest when due or to comply with any other term, obligation or condition binding upon the Company under this Security or the Indenture shall entitle the Holder to accelerate the principal amount of this Security.

“Event of Default,” means (a) the Company is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which the Company may be organized), or (b) an order is made or an effective resolution is passed for the winding-up or liquidation of the Company, unless such order is made or such resolution is passed in relation to a merger, consolidation or similar transaction (i) that is permitted pursuant to Section 8.01 of the Base Indenture or (ii) with respect to which Holders of the Securities have, pursuant to Section 10.07 of the Base Indenture, waived the requirement of the Company to comply with Section 8.01 of the Base Indenture in connection with such merger, consolidation or other transaction. For the avoidance of doubt, any exercise of the Dutch Bail-In Power by the Relevant Resolution Authority shall not be an Event of Default.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

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No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

By acquiring the Securities, the Holder and each Beneficial Owner of this Security, or any interest therein, acknowledges and agrees with and for the benefit of the Company and the Trustee as follows:

(i)	Dutch Bail-In Power. Such Holder and Beneficial Owner:

(a)

notwithstanding any other agreements, arrangements or understandings between the Company and such Holder or Beneficial Owner of the Securities, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein acknowledges, accepts, agrees to be bound by and consents to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority that may result in the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case to give effect to the exercise by the Relevant Resolution Authority of such Dutch Bail-In Power (whether at the point of non-viability or as taken together with a resolution action). Such Holder and Beneficial Owner of Securities or any interest therein further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. In addition, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the Relevant Resolution Authority of any power to suspend any payment in respect of the Securities for a temporary period;

(b)

acknowledges and agrees that no exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

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(c)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities;

(d)

acknowledges and agrees that, upon the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.15 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.15 of the Base Indenture hereof prior to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-In Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Third Supplemental Indenture; and

(e)

(i) consents to the exercise of any Dutch Bail-In Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(ii)

Subsequent Investors’ Agreement. Holders or Beneficial Owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the Dutch Bail-In Power and the limitations on remedies specified in the Base Indenture.

(iii)

Waiver of Claims. Such Holder or Beneficial Owner unconditionally and irrevocably agrees to each and every provision of the Indenture and this Security and waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the Trustee arising out of its acceptance of its trusteeship for the Securities.

(iv)

Successors and Assigns. All authority conferred or agreed to be conferred by the Holder or Beneficial Owner of this Security shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder or Beneficial Owner.

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Exhibit A-2

Form of Security

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY PURCHASING THIS SECURITY, IN THE ABSENCE OF A CHANGE IN LAW OR AN ADMINISTRATIVE OR JUDICIAL RULING TO THE CONTRARY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED ON THE FACE OF THIS SECURITY.]

ING GROEP N.V.

4.050% Fixed Rate Senior Notes due 2029

No. [ ]	$

CUSIP NO. 456837 AQ6
ISIN NO. US456837AQ60

ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of $                 (                 Dollars), on April 9, 2029, and to pay interest thereon from April 9, 2019 or the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrear on April 9 and October 9 in each year (each, an “Interest Payment Date”), commencing on October 9, 2019 at the rate of 4.050% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each.

The interest so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (whether or not a Business Day).

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any payment of principal of or interest on this Security is scheduled to be made on a day that is not a Business Day, payment may be made on the following day without adjustment.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referred to herein and in Section 5.06(c) of the Base Indenture, which are governed by, and construed in accordance with, Dutch law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE NETHERLANDS.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:	ING GROEP N.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date:	THE BANK OF NEW YORK MELLON, LONDON BRANCH
As Trustee

By:
Authorized Signatory

A-2-3

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of March 29, 2017 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented by the Third Supplemental Indenture, dated as of April 9, 2019 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $1,000,000,000, which amount may be increased at the option of the Company without the consent of the Holders of the Securities of this Series. References herein to “this series” mean the series designated on the face hereof.

This Security may be redeemed in certain circumstances at the option of the Company as set forth in the Indenture.

Subject to applicable law, neither any Holder nor Beneficial Owner of this Security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of or arising under, or in connection with, this Security or the Indenture and each Holder and Beneficial Owner of this Security, by virtue of its holding of this Security shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the foregoing, any amounts due and payable to any Holder or Beneficial Owner of this Security by the Company in respect of, or arising under, this Security or the Indenture are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of this Security, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

A-2-4

As provided in and subject to the provisions of the Indenture, if an Event of Default (as defined below) occurs, the outstanding principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Holder of this Security; provided that the Holder’s right to receive payment upon acceleration of the outstanding principal amount of this Security shall be subject to the Company’s obtaining the permission of the Relevant Resolution Authority and/or Competent Authority, as appropriate, as set forth in Section 11.09 of the Base Indenture, provided that at the relevant time and in the relevant circumstances such permission is required. For the avoidance of doubt, no failure by the Company to pay any interest when due or to comply with any other term, obligation or condition binding upon the Company under this Security or the Indenture shall entitle the Holder to accelerate the principal amount of this Security.

“Event of Default,” means (a) the Company is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which the Company may be organized), or (b) an order is made or an effective resolution is passed for the winding-up or liquidation of the Company, unless such order is made or such resolution is passed in relation to a merger, consolidation or similar transaction (i) that is permitted pursuant to Section 8.01 of the Base Indenture or (ii) with respect to which Holders of the Securities have, pursuant to Section 10.07 of the Base Indenture, waived the requirement of the Company to comply with Section 8.01 of the Base Indenture in connection with such merger, consolidation or other transaction. For the avoidance of doubt, any exercise of the Dutch Bail-In Power by the Relevant Resolution Authority shall not be an Event of Default.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

A-2-5

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

By acquiring the Securities, the Holder and each Beneficial Owner of this Security, or any interest therein, acknowledges and agrees with and for the benefit of the Company and the Trustee as follows:

(i)	Dutch Bail-In Power. Such Holder and Beneficial Owner:

(a)

notwithstanding any other agreements, arrangements or understandings between the Company and such Holder or Beneficial Owner of the Securities, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein acknowledges, accepts, agrees to be bound by and consents to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority that may result in the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case to give effect to the exercise by the Relevant Resolution Authority of such Dutch Bail-In Power (whether at the point of non-viability or as taken together with a resolution action). Such Holder and Beneficial Owner of Securities or any interest therein further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. In addition, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the Relevant Resolution Authority of any power to suspend any payment in respect of the Securities for a temporary period;

(b)

acknowledges and agrees that no exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(c)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities;

A-2-6

(d)

acknowledges and agrees that, upon the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.15 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.15 of the Base Indenture hereof prior to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-In Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Third Supplemental Indenture; and

(e)

(i) consents to the exercise of any Dutch Bail-In Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(ii)

Subsequent Investors’ Agreement. Holders or Beneficial Owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the Dutch Bail-In Power and the limitations on remedies specified in the Base Indenture.

(iii)

Waiver of Claims. Such Holder or Beneficial Owner unconditionally and irrevocably agrees to each and every provision of the Indenture and this Security and waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the Trustee arising out of its acceptance of its trusteeship for the Securities.

(iv)

Successors and Assigns. All authority conferred or agreed to be conferred by the Holder or Beneficial Owner of this Security shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder or Beneficial Owner.

A-2-7